UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

MEDWELLAI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2380 Drew Street, Suite 3

Clearwater, FL 33765

(Address of principal executive offices) (Zip Code)

(215) 613-9898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As described in Item 8.01 below,

MedwellAI, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which, on August 1, 2025, the Company amended and restated the Certificate of Designation for its Series C Preferred Stock, effecting the consolidation of the Series C Preferred Stock and Series D Preferred Stock classes into a single series of preferred stock having such designations, rights and preferences as agreed upon pursuant to the Exchange Agreement.

The following is a summary of the terms of the Series C Preferred Stock, as amended:

Dividends. Holders of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the Company’s Common Stock (the “Common Stock”) when, as and if such dividends are paid on shares of the Common Stock.

Voting Rights.The Series C Preferred Stock will vote together with the Common Stock on an as-converted basis subject to certain beneficial ownership limitations. In addition, for as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock (a) amend or alter the rights, powers, or preferences of the Series C Preferred Stock; (b) authorize or issue any class of stock senior to, or otherwise pari passu with, the Series C Preferred Stock; (c) amend the Company’s charter documents in a way that adversely affects the Series C Preferred Stock; (d) increase the number of authorized shares of Series C Preferred Stock; or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. Upon any Liquidation (as defined in the Certificate of Amendment), holders of Series C Preferred Stock shall be entitled to receive the Stated Value of their shares plus any accrued and unpaid dividends or other applicable fees, before any distribution is made to holders of junior securities. If the Company’s assets are insufficient to pay all such amounts in full, they will be distributed pro rata among holders of Series C Preferred Stock based on the amounts otherwise payable.

Conversion.Each share of Series C Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into the number of shares of Common Stock, subject to certain ownership limitations set forth in the Certificate of Amendment. The number of shares of Common Stock issuable upon conversion by dividing the Stated Value of the Series Preferred Stock by the Conversion Price, which equals to the previous Trading Day’s closing price of the Common Stock. The Conversion Price is subject to adjustments and restrictions set forth in Section 7 of the Certificate of Amendment.

The foregoing summary of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Amendment, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K, including those relating to the Exchange Agreement and the Certificate of Designation of Series C Preferred Stock, is incorporated herein by reference.

On August 1, 2025, the Company filed a Certificate of Amendment to the Certificate of Designation of Series C Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada. The Certificate of Amendment was filed pursuant to the Exchange Agreement, providing for the rights, preferences, and limitations of the Series C Preferred Stock to be amended to reflect the terms of the consolidated class described in the Exchange Agreement. These changes were made without requiring additional consideration from the holders.

Item 8.01 Other Events

Pursuant to the Exchange Agreement, the Company and BHP Capital NY, Inc. (the “Stockholder”) agreed to effect a consolidation and exchange of securities (the “Exchange”), whereby the Stockholder agreed to exchange (i) 3,000 shares of Series D Preferred Stock of the Company and (ii) 1,500 shares of Series C Preferred Stock of the Company (collectively, the “Existing Shares”) for an aggregate of 6,500 shares of newly designated Series C Preferred Stock (the “Exchange Shares”), subject to terms and conditions set forth in the Exchange Agreement.

As part of the Exchange, the Company agreed to retire $2,133,081 in accrued but unpaid dividends due to the Stockholder pursuant to its ownership of the Existing Shares.

The Exchange Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Designation of Series C Preferred Stock, filed August 1, 2025
99.1	Share Exchange Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025

MEDWELLAI, INC.

By:	/s/ Steve Rubakh
Steve Rubakh
Chief Executive Officer

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